UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2006

PhotoWorks, Inc.

(Exact name of registrant as specified in its charter)

0-15338

(Commission File Number)

Washington	91-0964899
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

71 Columbia Street, Seattle, WA 98104

(Address of principal executive offices, with zip code)

206-281-1390

(Registrant's telephone number, including area code)

[Former Name or Former Address, if applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 21, 2006, Andrew Wood became a director of the Registrant. As part of Registrant’s compensation program for independent directors, Mr. Wood was granted an option to acquire 75,000 shares of Registrant’s common stock at an exercise price of $.31, the fair market value on the date of grant. The options vest ratably on a quarterly basis over a four year period. The options have a term of ten years.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)         On June 21, 2006, Mr. Andrew Wood became a member of the Board of Directors. The size of the board was increased to six at that time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 22, 2006, the Registrant amended its Articles of Incorporation to eliminate its staggered board. Directors will now be elected annually to serve until the next annual meeting. The amendment was approved by shareholders at the Special Meeting held on June 28, 2005.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

3.7	Amendment to Third Amended and Restated Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhotoWorks, Inc.

Date: June 22, 2006	By: /s/ Philippe Sanchez

Philippe Sanchez

President

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